Exhibit 4.7

SOTHERLY HOTELS LP

as Issuer,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of September 30, 2013

8.00% Senior Unsecured Notes due 2018

RECONCILIATION AND TIE BETWEEN THE TRUST INDENTURE ACT AND THIS INDENTURE

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a))(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08; 7.10; 10.02
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	10.03
(c)	10.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06;10.02
(d)	7.06
314(a)	4.05; 10.02
(b)	N.A.
(c)(1)	7.02; 10.04; 10.05
(c)(2)	7.02; 10.04; 10.05
(c)(3)	N.A.
(d)	N.A.
(e)	10.05
(f)	N.A.
315(a)	7.01(b); 7.02(a)
(b)	7.05; 10.02
(c)	7.01
(d)	6.05; 7.01(c)
(e)	6.11
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	9.02
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	10.01
(c)	10.01

NOTE: THIS RECONCILIATION AND TIE SHALL NOT, FOR ANY PURPOSE, BE DEEMED A PART OF THIS INDENTURE.

INDENTURE dated as of September 30, 2013, between Sotherly Hotels LP, a Delaware limited partnership (the “Issuer”), and Wilmington Trust, National Association, a national banking association, existing under the laws of the United States of America, as Trustee (the “Trustee”).

The Issuer has duly authorized the creation of an issue of 8.00% Senior Unsecured Notes due 2018 and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuer and authenticated and delivered hereunder, the valid and binding obligations of the Issuer and to make this Indenture a valid and binding agreement of the Issuer has been done.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

Definitions and Incorporation by Reference

SECTION 1.01 Definitions. Set forth below are certain defined terms used in this Indenture.

“Adjusted Total Asset Value” as of any date means the sum of (i) Stabilized Asset Value, (ii) Non-Stabilized Asset Value and (iii) total cash and cash equivalents of the Issuer and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar or Paying Agent.

“Asset Under Renovation” means as of any date any hotel asset directly or indirectly owned by the Issuer, any Subsidiary or any Unconsolidated Entity, that is designated by the Issuer in its discretion as the recipient or beneficiary of capital expenditures in an amount greater than 4% of such hotel asset’s total revenues for the preceding 12 months.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any insolvency or other similar Federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or any other day on which banking institutions in New York City and/or the location of the Corporate Trust Office of the Trustee are authorized or required by law, regulation or executive order to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person (including without limitation all warrants, options, derivative instruments, or rights of subscription or conversion relating to or affecting Capital Stock), whether outstanding on the Issue Date or issued thereafter, including all Common Stock and Preferred Stock.

“Capitalization Rate” means 7.5%.

“Change of Control Repurchase Event” means (A) the acquisition by any Person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Capital Stock entitling that Person to exercise more than 50% of the total voting power of all the Capital Stock entitled to vote generally in the election of the REIT’s directors (except that such Person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (B) following the closing of any transaction referred to in subsection (A), neither the Issuer, the REIT nor the acquiring or surviving entity has a class of Common Stock or Common Units (or American Depositary Receipts representing such Common Stock or Common Units) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE Amex”) or the Nasdaq Stock Market or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or the Nasdaq Stock Market.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including all series and classes of common stock.

“Common Units” means the common units of Issuer, as defined in Issuer’s limited partnership agreement.

“Consolidated Income Available for Debt Service” means, for the four complete calendar quarters preceding the date of determination, Consolidated Net Income of the Issuer and its Subsidiaries plus amounts that have been deducted for but minus amounts that have been added for (a) Consolidated Interest Expense plus dividends on mandatorily redeemable or mandatorily convertible preferred stock and prepayment penalties included in GAAP interest expense, (b) provision for taxes of the Issuer and its Subsidiaries based on income, (c) depreciation and amortization and all other non-cash items deducted for purposes of calculating Consolidated Net Income, (d) provision for gains and losses on sales or other dispositions of properties and other investments, (e) extraordinary items, (f) non-recurring or other unusual items, as determined by the Issuer in good faith and (g) corporate, general and administrative expenses.

“Consolidated Interest Expense” means, for the four complete calendar quarters preceding the date of determination, the aggregate amount of interest expense for the Issuer and its Subsidiaries for such period determined accordance with GAAP, excluding any interest that is (i) payable in respect of Capital Stock, (ii) capitalized or (iii) payable in a form other than cash.

“Consolidated Net Income” means, for the four complete calendar quarters preceding the date of determination, the amount of net income (or loss) of the Issuer and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Corporate Trust Office” for administration of this Indenture means the corporate trust office of the Trustee located at Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890, Attn: Corporate Capital Markets, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be administered.

“Debt” means, as of any date, without duplication, any indebtedness of the Issuer or any Subsidiary, whether or not contingent, solely in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by a mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Issuer or any Subsidiary or (iii) reimbursement obligations in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; but in the case of items of indebtedness incurred under (i) through (iii) above only to the extent that any such items (other than letters of credit) would appear as a liability on the Issuer’s consolidated balance sheet in accordance with GAAP; and also includes, to the extent not otherwise included, any obligation of the Issuer or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Issuer or any Subsidiary). Notwithstanding anything to the contrary in the foregoing, “Debt” shall exclude all Capital Stock of the REIT, the Issuer or any Subsidiary.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default pursuant to Article Six hereof.

“Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“GAAP” means generally accepted accounting principles, as in effect from time to time, as used in the United States of America, applied on a consistent basis; provided, that solely for purposes of any calculation required by the financial covenants contained herein, “GAAP” shall mean generally accepted accounting principles as used in the United States of America, on the date hereof, applied on a consistent basis.

“Holder” means any registered holder on the books of the Registrar, from time to time, of the Notes.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Intercompany Debt” means Debt to which the only parties are the REIT, any of its subsidiaries, the Issuer and any Subsidiary, or Debt owed to the REIT arising from routine cash management practices, but only so long as such Debt is held solely by any of the REIT, any of its subsidiaries, the Issuer and any Subsidiary.

“interest” means, unless the context otherwise requires, with respect to the Notes, interest on the Notes.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes including, without limitation, dates specified as interest payment dates in the Global Note.

“Issue Date” means September 30, 2013.

“Non-Stabilized Asset” means, as of any date, any hotel asset owned by the Issuer, any Subsidiary or any Unconsolidated Entity that (i) is, or within the preceding 24 months has been, an Asset Under Renovation, or (ii) has, within the preceding 24 months, (A) completed a brand change, (B) been subject to an event, or a series of events, giving rise to a material casualty or (C) is in, or has completed, condemnation proceedings in respect of all or any part of such hotel asset.

“Non-Stabilized Asset Value” as of any date means the total “as-stabilized” value of all Non-Stabilized Assets as determined by an appraisal for each Non-Stabilized Asset which will be commissioned by the Issuer from a certified MAI appraiser in December of each year during which any Notes remain outstanding.

“Notes” means, collectively, the Issuer’s 8.00% Senior Unsecured Notes due 2018 issued in accordance with Section 2.02 (whether issued on the Issue Date, issued as Additional Notes, or otherwise issued after the Issue Date) treated as a single class of securities under this Indenture.

“Officer” means any of the following with respect to any Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer, Chief Operating Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer, any Assistant Treasurer, the Controller, the General Counsel or the Secretary or any Assistant Secretary of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of the REIT, as the sole general partner of the Issuer, which complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and meets the requirements of Section 10.05 (and Section 9.06, as applicable). The counsel may be an employee of, or counsel to the Issuer.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint- stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including all series and classes of such preferred or preference stock.

“principal” means, with respect to the Notes, the principal of and premium, if any, on the Notes.

“Prospectus” means the prospectus, dated September 25, 2013, relating to the original issuance of the Notes.

“Record Date” means the applicable Record Date specified in the Notes.

“Redemption Date” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

“REIT” means Sotherly Hotels Inc.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Significant Subsidiary” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act, as such regulation is in effect on the Issue Date.

“Stabilized Asset” means, as of any date, any hotel asset owned by the Issuer, any Subsidiary or any Unconsolidated Entity that does not constitute a Non-Stabilized Asset.

“Stabilized Asset Value” as of any date means the total value of all Stabilized Assets determined by dividing (i) Stabilized Consolidated Income Available for Debt Service by (ii) the Capitalization Rate.

“Stabilized Consolidated Income Available for Debt Service” as of any date means Consolidated Income Available for Debt Service of the Issuer and its Subsidiaries, excluding any portion of Consolidated Income Available for Debt Service attributable to a Non-Stabilized Asset.

“Stabilized Consolidated Interest Expense” as of any date means Consolidated Interest Expense of the Issuer and its Subsidiaries, excluding any portion of Consolidated Interest Expense relating to Debt that is secured by a Non-Stabilized Asset.

“Stated Maturity” means:

(1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means a corporation, partnership or limited liability company, a majority of the outstanding Voting Stock of which is owned or controlled, directly or indirectly, by the Issuer or by one or more Subsidiaries of the Issuer.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unconsolidated Entity” means a Person, other than a Subsidiary, in which the Issuer holds a direct or indirect ownership interest that is accounted for under the equity method of accounting or the cost method of accounting.

“U.S. Legal Tender” means such coin or currency of the United States of America that at the time of payment shall be legal tender for the payment of public and private debts.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

SECTION 1.02 Other Definitions.

Term	Defined in Section
“Additional Notes”	2.02
“Authentication Order”	2.02
“Change of Control Offer”	4.06(a)
“Change of Control Payment”	4.06(b)
“Change of Control Payment Date”	4.06(b)
“Covenant Defeasance”	8.02(c)
“Event of Default”	6.01
“Financial Information”	4.08
“Global Note”	2.01
“Initial Global Notes”	2.01
“Initial Notes”	2.02
“Legal Defeasance”	8.02(b)
“Issuer”	Preamble
“Participants”	2.15(a)
“Paying Agent”	2.03
“Physical Notes”	2.01
“purchase”	4.08(a)(3)
“Registrar”	2.03
“Required Filing Dates”	4.08
“Trustee”	Preamble

SECTION 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made a part of, this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“obligor” on the indenture securities means the Issuer or any other obligor on the Notes.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(7) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(8) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(9) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(10) the amount of any Preferred Stock that does not have a fixed redemption, repayment or repurchase price shall be the maximum liquidation value of such Preferred Stock; and

(11) all references to the date the Notes were originally issued shall refer to the Issue Date, except as otherwise specified.

ARTICLE TWO

The Notes

SECTION 2.01 Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or to conform to usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall show the date of its authentication.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Notes shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit A (the “Initial Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B.

The Notes issued after the Issue Date shall be issued initially in the form of one or more global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law (together with the Initial Global Notes, the “Global Notes”) or as Physical Notes.

The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and/or Registrar as hereinafter provided. Notes issued in exchange for interests in a Global Note pursuant to Section 2.14 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A and bearing the applicable legends, if any (the “Physical Notes”).

Additional Notes ranking pari passu with the Initial Notes (as defined in Section 2.02) may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than with respect to the purchase price thereof and the date from which the interest accrues) as the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.07. Except as described under Article Nine, the Initial Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase, and shall vote together as one class on all matters with respect to the Notes; provided further that if the Additional Notes are not fungible with the Notes for U.S. Federal income tax purposes the Additional Notes will have a separate CUSIP number, if applicable. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued.

SECTION 2.02 Execution, Authentication and Denomination; Additional Notes. One Officer of the Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Issuer by manual, facsimile, .pdf attachment or other electronically transmitted signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) on the Issue Date, Notes for original issue in the aggregate principal amount not to exceed $27,600,000 (the “Initial Notes”) and (ii) additional Notes (the “Additional Notes”) in an unlimited amount (so long as not otherwise prohibited by the terms of this Indenture) (x) in exchange for a like principal amount of Initial Notes or (y) in exchange for a like principal amount of Additional Notes, in each case upon a written order of the Issuer in the form of a certificate of an Officer of the Issuer (an “Authentication Order”). Each such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as Physical Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (i) or (ii) of the first sentence of this paragraph, each such Authentication Order from the Issuer shall be accompanied by an Opinion of Counsel and Officer’s Certificate of the Issuer, each in a form reasonably satisfactory to the Trustee.

All Notes issued under this Indenture shall be treated as a single class for all purposes under this Indenture. The Additional Notes shall bear any legend required by applicable law.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

The Notes shall be issuable only in registered form without coupons in denominations of $25 and integral multiples of $25 in excess thereof.

SECTION 2.03 Registrar and Paying Agent. The Issuer shall maintain or cause to be maintained an office or agency of a financial institution in the United States of America where (a) Notes may be presented or surrendered for registration of transfer or for exchange (such institution, the “Registrar”), (b) Notes may, subject to Section 2 of the Notes, be presented or surrendered for payment (such institution, the “Paying Agent”). The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain or cause to be maintained an office or agency in the United States of America, for such purposes. The Issuer may act as Registrar or Paying Agent, except that for the purposes of Articles Three and Eight and Section 4.06, neither the Issuer nor any Affiliate of the Issuer shall act as Paying Agent. The Registrar, as an agent of the Issuer, shall keep a register, including ownership, of the Notes and of their transfer and exchange. The Issuer, upon notice to the Trustee, may have one or more co-registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04 Paying Agent To Hold Assets in Trust. The Issuer shall require each Paying Agent other than the Trustee or the Issuer or any Subsidiary of the Issuer to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time prior to the occurrence and continuation of an Event of Default, may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06 Transfer and Exchange. Subject to Section 2.14, when Notes are presented to the Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, at the Registrar’s request, the Issuer shall execute and the Trustee shall authenticate Notes upon receipt of an Authentication Order, along with any other required deliverables hereunder. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Without the prior written consent of the Issuer, the Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part and (iii) beginning at the opening of business on any Record Date and ending on the close of business on the related Interest Payment Date.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) in accordance with the applicable legends thereon, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate, upon receipt of an Authentication Order, a replacement Note if the Trustee’s and Issuer’s requirements are met. Such Holder shall provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including fees and expenses of counsel and of the Trustee.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of lost, destroyed or wrongfully taken Notes.

SECTION 2.08 Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Issuer or any of its respective Affiliates hold the Note (subject to the provisions of Section 2.09).

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant and subject to Section 2.07.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Stated Maturity the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Affiliates shall be disregarded as required by the Trust Indenture Act, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee, actually knows are so owned shall be disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

SECTION 2.10 Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer consider appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.11 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary of the Issuer), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Issuer may not issue new Notes to replace Notes that they have paid or delivered to the

Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12 Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest (which amount shall be determined by the Issuer in accordance with the terms of the Notes), plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special record date determined by the Issuer, which date shall be the 15th day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13 CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use “CUSIP” or “ISIN” numbers, and if so, the Trustee shall use the “CUSIP” or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the “CUSIP” or “ISIN” numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

SECTION 2.14 Book-Entry Provisions for Global Notes.

(a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) if applicable, bear the legend set forth in Exhibit B.

Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of this Section 2.14. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Issuer that it is unwilling or unable to act as Depository for any Global Note, the Issuer so notifies the Trustee in writing and a successor Depository is not appointed by the Issuer within 90 days of such notice or (ii) a Default or Event of Default has occurred and is continuing and the Registrar has received a written request from any owner of a beneficial interest in a Global Note to issue Physical Notes. Upon any issuance of a Physical Note in accordance with this Section 2.14(b) the Trustee is required to register such Physical Note in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Physical Notes shall bear the applicable legends, if any.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.14, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

(d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.14, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Issuer shall execute, and (ii) the Trustee shall upon written instructions from the Issuer authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(f) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.14. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall have no responsibility or liability for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

(g) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

SECTION 2.15 Tax Withholding.

(a) In the event that any withholding tax is imposed on payments to a Holder, such tax shall reduce the amount otherwise distributable to such Holder in accordance with this Section 2.15. The Trustee or Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Holders sufficient funds for the payment of any tax that is legally owed with respect to such payment (but such authorization shall not prevent the Trustee or the Paying Agent from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings; provided, however, that the Trustee or the Paying Agent shall not be required to contest any tax). The amount of any withholding tax imposed with respect to a Holder shall be treated as cash distributed to such Holder at the time it is withheld by the Trustee or Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a payment (such as a payment to a non-U.S. Holder), the Trustee or the Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph.

(b) Prior to the receipt of any interest payment, any Holder or its transferee that is a United States person (as defined in Section 7701(a)(30) of the Code) shall (i) provide the Trustee and the Paying Agent with Internal Revenue Service Form W-9 (or successor form) or (ii) otherwise establish to the satisfaction of the

Trustee and the Paying Agent that it is exempt from backup withholding. Each Holder or its transferee agrees by acceptance of a Note that, upon request of the Issuer, the Trustee or the Paying Agent, such Holder or its transferee will provide the Issuer, the Trustee or the Paying Agent with a Internal Revenue Service Form W-9 (or successor form) to the extent legally able to do so and that each Holder or its transferee shall notify the Trustee or Paying Agent should subsequent circumstances render such forms or exemptions incorrect or invalid. The Trustee and the Paying Agent shall be fully protected in relying upon, and each Holder or its transferee by its acceptance of a Note hereunder agrees to indemnify and hold the Trustee and the Paying Agent harmless against all claims or liability of any kind arising in connection with or related to the Trustee’s and the Paying Agent’s reliance upon, any documents, forms or information provided by any Holder or its transferee to the Issuer, the Trustee or the Paying Agent pursuant to this Section 2.15.

(c) Prior to the receipt of any interest payment, any Holder, and upon transfer, any transferee that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall provide the Trustee and the Paying Agent with Internal Revenue Service Form W-8BEN, Form W-8ECI or other applicable Internal Revenue Service Form W-8 (or successor forms). Each Holder or transferee agrees by acceptance of a Note that, upon request of the Issuer, the Trustee or the Paying Agent, such Holder or transferee will provide the Issuer, the Trustee or the Paying Agent with a Internal Revenue Service Form W-8BEN, W-8ECI or other applicable Internal Revenue Service Form W-8 (or successor forms) to the extent legally able to do so and that each Holder or its transferee shall notify the Trustee or Paying Agent should subsequent circumstances render such forms incorrect or invalid. The Trustee and the Paying Agent shall be fully protected in relying upon, and each Holder or its transferee by its acceptance of a Note hereunder agrees to indemnify and hold the Trustee and the Paying Agent harmless against all claims or liability of any kind arising in connection with or related to the Trustee’s and the Paying Agent’s reliance upon, any documents, forms or information provided by any Holder or its transferee to the Issuer, the Trustee or the Paying Agent pursuant to this Section 2.15.

SECTION 2.16 Treatment of the Notes. The Issuer will treat the Notes as indebtedness of the Issuer that is in registered form within the meaning of Treasury Regulations Section 1.871-14(c)(1)(i). The Issuer will further treat the amounts payable in respect of the principal amount of such Notes as interest for all United States federal income and withholding tax purposes.

ARTICLE THREE

Redemption

SECTION 3.01 Notices to Trustee. The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 5 of the form of Notes set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the Redemption Date. If the Issuer elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Issuer shall give notice of redemption to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with such documentation and records as shall enable the Trustee to select the Notes to be redeemed.

SECTION 3.02 Selection of Notes To Be Redeemed. If less than all of the Notes are to be redeemed at any time pursuant to Section 5 of the Notes, the Trustee shall select Notes for redemption as follows:

(x) in compliance with the guidelines of the Depository and requirements of the principal national securities exchange, if any, on which the Notes are then listed; or

(y) on a pro rata basis, by lot or by another method consistent with the customary procedures of the Depository.

No Notes of $25 or less shall be redeemed in part.

SECTION 3.03 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall deliver a notice of redemption by first class mail, postage prepaid, by electronic means or as otherwise provided in accordance with the procedures of the Depository, to each Holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee), except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article Eight hereof. Notices of redemption may be given prior to the completion of an Equity Offering, and any redemption or notice may, at the Issuer’s discretion, be subject to the completion of an Equity Offering. At the Issuer’s request, the Trustee shall forward the notice of redemption in the Issuer’s name and at the Issuer’s expense. Each notice for redemption shall identify the Notes (including the CUSIP or ISIN number) to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and the amount of accrued interest, if any, to be paid;

(3) the name and address of the Paying Agent;

(4) that Notes called for redemption shall be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(5) that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender and cancellation of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued; and

(7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

The notice, if mailed or delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Except as otherwise provided in this Article Three, notices of redemption may not be conditional.

At the Issuer’s request, the Trustee shall deliver the notice of redemption in the name of the Issuer in a manner provided herein and at its expense; provided that the Issuer shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be mailed or delivered or caused to be mailed or delivered to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to, but not including, the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption and the only right of the Holders of such Notes will be to receive payment of the Redemption Price unless the Issuer shall have not complied with its obligations pursuant to Section 3.05.

SECTION 3.05 Deposit of Redemption Price. On or before 10:00 a.m. New York City time (or such later time as has been agreed to by the Paying Agent) on the Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest and any premium, if any, of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06 Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon surrender and cancellation of the original Note or Notes. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note under this Section 3.06.

SECTION 3.07 Mandatory Redemption. The Issuer will not be required to make any mandatory redemption (except as provided in Section 4.06 in connection with a Change of Control Repurchase Event) or sinking fund payments with respect to the Notes.

ARTICLE FOUR

Covenants

SECTION 4.01 Payment of Notes. The Issuer shall pay the principal of, premium, if any, and interest on the Notes in the manner provided in the Notes and this Indenture. An installment of principal of, or interest on, the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds no later than 12:00 p.m. (New York City time) on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

SECTION 4.02 Maintenance of Office or Agency. The Issuer shall maintain in the United States of America, the office or agency required under Section 2.03 (which may be an office of the Trustee or an affiliate of the Trustee or Registrar). The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the address of the Corporate Trust Office.

The Issuer may also, from time to time, designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby initially designates the Corporate Trust Office of the Trustee, as such office of the Issuer in accordance with Section 2.03.

SECTION 4.03 Existence. Subject to Article Five, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (by partnership agreement and statute) and franchises; provided, however, that the Issuer shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 4.04 Compliance Certificate; Notice of Default.

(a) The Issuer shall deliver to the Trustee, within 120 days after each December 31, commencing with December 31, 2013, an Officer’s Certificate signed by the principal executive officer, principal financial officer, principal operating officer or principal accounting officer of the Issuer stating that a review of the activities of the Issuer and its Subsidiaries has been made under the supervision of the signing Officer with a view to determining whether the Issuer and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that, to the best of such Officer’s knowledge, the Issuer and its Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall specify such Default and what action, if any, the Issuer is taking or propose to take with respect thereto.

(b) The Issuer shall deliver to the Trustee within 30 days after the Issuer become aware (unless such Default has been cured before the end of the 30-day period) of the occurrence of any Default an Officer’s Certificate specifying the Default and what action, if any, the Issuer is taking or propose to take with respect thereto.

SECTION 4.05 Waiver of Stay, Extension or Usury Laws. The Issuer covenants (to the extent permitted by applicable law) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer from paying all or any portion of the principal of and/or interest on the Notes, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) each hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06 Change of Control Repurchase Event.

(a) If a Change of Control Repurchase Event occurs, unless the Issuer has provided notice of the redemption of the Bonds pursuant to Section 3.03, each holder of Notes will have the right to require the Issuer to purchase some or all (in principal amounts of $25 or an integral multiple of $25) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”).

(b) Any Change of Control Offer will include a cash offer price of 102% of the principal amount of any Notes purchased plus accrued and unpaid interest to the date of purchase (the “Change of Control Payment”). If a Change of Control Offer is required, within 30 days following a Change of Control Repurchase Event, the Issuer will deliver a notice in a manner provided herein to each Holder (with a copy to the Trustee) describing the Change of Control Repurchase Event and offering to repurchase Notes on a specified date (the “Change of Control Payment Date”). The Change of Control Payment Date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed.

(c) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit the Change of Control Payment with the paying agent in respect of all Notes so accepted; and

(3) deliver to the Trustee the Notes accepted and an Officer’s Certificate stating the aggregate principal amount of all Notes purchased by the Issuer.

(d) The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new Note in principal amount equal to any unpurchased portion of the Notes surrendered.

(e) The Issuer will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to any Change of Control Offer. If the provisions of any of the applicable securities laws or securities regulations conflict with the provisions of this Section 4.06, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described above by virtue of that compliance.

(f) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if notice of redemption has been given pursuant to Section 5 of the Notes. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, subject to one or more conditions precedent, including, but not limited to, the consummation of such Change of Control, if a definitive agreement is in place for the transaction that will give rise to a Change of Control Repurchase Event at the time the Offer to Purchase is made.

SECTION 4.07 Limitation on Incurrence of Debt.

(a) The Issuer will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, including that which is subordinate in right of payment to the Notes, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the ratio of the aggregate principal amount of all outstanding Debt to Adjusted Total Asset Value would be greater than 0.65 to 1.0.

(b) The Issuer will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Stabilized Consolidated Income Available for Debt Service to Stabilized Consolidated Interest Expense on the date on which such additional Debt is to be incurred, on a pro forma basis, after giving effect to the incurrence of such Debt and to the application of the proceeds thereof, would be less than 1.5 to 1.0.

SECTION 4.08 Provision of Financial Information. Whether or not the Issuer is subject to Section 13 or 15(d) of the Exchange Act, during any time that any Notes remain outstanding, the Issuer will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Issuer would have been required to file with the SEC pursuant to such Section 13 or 15(d) if the Issuer were so subject (the “Financial Information”), such documents to be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which the Issuer would have been required so to file such documents if the Issuer were so subject; provided, however, that notwithstanding the foregoing, during any period in which the Issuer is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the REIT may elect to satisfy the Issuer’s obligations under this section by filing with the SEC the Financial Information required to be filed by the REIT under Sections 13 or 15(d) of the Exchange Act. The Issuer also will in any event (unless available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or successor system)) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, without cost to such Holders, copies of the Financial Information; and (ii) file with the Trustee copies of the Financial Information. If the filing of the Financial Information by the Issuer or the REIT, as applicable, with the SEC is not permitted under the Exchange Act, the Issuer will promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the Financial Information to any prospective Holder.

Delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee shall have no liability or responsibility for the filing, content or timeliness of any report delivered hereunder (aside from the report required under Section 7.06 hereunder).

SECTION 4.09 Maintenance of Properties. The Issuer will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Issuer and its Subsidiaries shall not be prevented from selling or otherwise disposing of for value their respective properties in the ordinary course of its business.

SECTION 4.10 Insurance. The Issuer will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having an A.M. Best policy holder’s rating of not less than A-V.

SECTION 4.11 Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which the Issuer has set apart and maintains an adequate reserve. Neither the Trustee, nor any Agent, shall be responsible or have liability for the payment of tax, assessment, charge or levy, other than such as may be required under the normal course of the Trustee’s or Agent’s business.

ARTICLE FIVE

Successor Corporation

SECTION 5.01 Consolidation Merger and Sale of Assets.

(a) Issuer shall not consolidate with or merge with or into, or sell, convey, transfer or otherwise dispose of all or substantially all of its and its Subsidiaries’ (taken as a whole) property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person (other than a Subsidiary) to merge with or into it unless:

(1) the Issuer shall be the continuing Person, or the Person (if other than such Issuer) formed by such consolidation or into which the Issuer is merged or that acquired such property and assets of the Issuer shall be a corporation, limited liability company, partnership (including a limited partnership) or trust organized and validly existing under the laws of the United States of America or any state of the United States or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Issuer with respect to the Notes and under this Indenture;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3) the Issuer delivers to the Trustee an Officer’s Certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with and, with respect to the Opinion of Counsel, that the supplemental indenture constitutes a valid and binding obligation enforceable against the Issuer, or the Person (if other than the Issuer) formed by such consolidation or into which such Issuer is merged or that acquired all or substantially all of such Issuer’s and its Subsidiaries’ property and assets.

ARTICLE SIX

Default and Remedies

SECTION 6.01 Events of Default. Each of the following is an “Event of Default”:

(1) default in the payment of principal of, or premium, if any, on any Note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

(2) default in the payment of interest on any Note when they are due and payable, and such default continues for a period of 30 days;

(3) the Issuer or its Subsidiaries do not comply with their obligations under Section 5.01;

(4) the Issuer fails to tender payment for the Notes upon a Change of Control Repurchase Event when required under Section 4.06, when such payment remains unpaid 60 consecutive days after issuance of requisite notice;

(5) the Issuer or its Subsidiaries default in the performance of or breach any other covenant or agreement of the Issuer or the Subsidiaries in this Indenture or under the Notes (other than a default specified in clause (1), (2), (3) or (4) above) and such default or breach continues for 90 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(6) there occurs with respect to any issue or issues of Debt of the Issuer or any Significant Subsidiary having an outstanding principal amount in excess of $17,500,000 singly or in aggregate principal amount for all such issues of all such Persons, whether such Debt now exists or shall hereafter be created,

(i) an event of default that has caused the Holder thereof to declare such Debt to be due and payable prior to its Stated Maturity and such Debt has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or

(ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

provided, however, that in the case of either (i) or (ii) above, if such event of default, acceleration or payment default is contested by the Issuer, a final and non-appealable judgment or order confirming the existence of the default and/or the lawfulness of the acceleration, as the case may be, shall have been entered;

(7) any final and non-appealable judgment or order for the payment of money in excess of $17,500,000 singly or in the aggregate for all such final judgments or orders against all such Persons:

(i) shall be rendered against the Issuer or any Significant Subsidiary and shall not be paid or discharged and

(ii) there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $17,500,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(8) a court of competent jurisdiction enters a decree or order for:

(i) relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect,

(ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary or

(iii) the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(9) the Issuer or any Significant Subsidiary:

(i) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

(ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or such Significant Subsidiary or

(iii) effects any general assignment for the benefit of its creditors.

SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.01 that occurs with respect to the Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall, upon receipt of an offer from such Holders to provide the Trustee with an indemnity satisfactory to it against costs, liability or expense, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (8) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (8) of Section 6.01 shall be remedied or cured by the Issuer or the applicable Significant Subsidiary or waived by the Holders of the relevant Debt within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default with respect to the outstanding Notes occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes may declare the principal thereof, premium, if any, and all unpaid interest thereon to be due and payable immediately.

The Holders of at least a majority in aggregate principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if:

(x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

(y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03 Other Remedies. If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04 Waiver of Past Defaults. Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes (which may include consents obtained in connection with a tender offer or exchange offer of Notes) by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of, or interest on, any Note as specified in Section 6.01(1) or (2). The Issuer shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default is waived, it is cured and ceases.

SECTION 6.05 Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes, upon receipt of an offer from such Holders to provide the Trustee with an indemnity satisfactory to it against any costs, liability or expense, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction received from the Holders of Notes; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06 Limitation on Suits. No Holder shall have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of not less than 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request (it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any rights under this Indenture, except in the manner herein provided and for equal and ratable benefit of all Holders).

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07 Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08 Collection Suit by Trustee. If a Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First: to the Trustee (and/or any Agent) for amounts due hereunder, including under Section 7.07;

Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

Fourth: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE SEVEN

Trustee

SECTION 7.01 Duties of Trustee.

(a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of a Default:

(1) The Trustee need perform only those duties as are specifically set forth herein or in the Trust Indenture Act and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, bad faith or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of Section 7.01(b).

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law or unless otherwise agreed with the Issuer.

(g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02 Rights of Trustee. Subject to Section 7.01:

(a) The Trustee may rely conclusively on any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) Without limiting the Trustee’s (acting in any capacity hereunder) rights or protections under Section 7.07, the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.

(h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder, or otherwise advance funds in any case whatsoever.

(i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j) Except with respect to Sections 4.01 and 4.05, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default actually known to a Responsible Officer.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(l) In no event shall either party hereto be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such party has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee shall comply with Sections 7.10 and 7.11.

SECTION 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05 Notice of Default. If a Default occurs and is continuing and is deemed to be actually known to a Responsible Officer of the Trustee pursuant to Section 7.02(j), the Trustee shall mail to each Holder notice of the uncured Default within 90 days after the Trustee is deemed to know such Default occurred. Except in the case of a Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make a payment pursuant to a Change of Control Offer or a Default in complying with the provisions of Article Five, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06 Reports by Trustee to Holders. Within 60 days after each November 1, beginning with November 1, 2014, the Trustee shall, to the extent that any of the events described in Trust Indenture Act § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with Trust Indenture Act § 313(a). The Trustee also shall comply with Trust Indenture Act §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

The Issuer shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with the Trust Indenture Act § 313(d).

SECTION 7.07 Compensation and Indemnity. The Issuer shall pay to the Trustee (acting in any capacity hereunder) from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Issuer shall indemnify each of the Trustee (acting in any capacity hereunder) or any predecessor Trustee and its agents for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with this Indenture including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity, provided that failure to provide such notice shall not relieve the Issuer of its obligations in this Section 7.07. The Issuer may, at the request of the Trustee, defend the claim and the Trustee shall cooperate in the defense; provided that the Trustee and its agents subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if the Issuer assumes the Trustee’s defense and there is no conflict of interest between the Issuer and the Trustee and its agents subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent (which shall not be unreasonably withheld). The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

Notwithstanding anything to the contrary in this Indenture, to secure the Issuer’s payment obligations to the Trustee (acting in any capacity hereunder) hereunder, the Trustee shall have a lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal and interest on particular Notes.

When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(8) or 6.01(9) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the provisions of this Article Seven shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee and the subsequent appointment of a successor Trustee.

SECTION 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign with 60 days prior written notice by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Any removed or resigning Trustee shall have no liability or responsibility for the action or inaction of any Successor Trustee.

SECTION 7.09 Successor Trustee by Merger, Etc.. Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 7.10 Eligibility, Disqualification. This Indenture shall always have a Trustee who satisfies the requirement of Trust Indenture Act §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer is outstanding, if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met. The provisions of Trust Indenture Act § 310 shall apply to the Issuer and any other obligor of the Notes.

SECTION 7.11 Preferential Collection of Claims Against the Issuer. The Trustee, in its capacity as Trustee hereunder, shall comply with Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

ARTICLE EIGHT

Discharge of Indenture, Defeasance

SECTION 8.01 Termination of the Issuer’s Obligations. The Issuer may terminate its obligations under the Notes and this Indenture, and this Indenture shall cease to be of further effect, except those obligations referred to in the penultimate paragraph of this Section 8.01, if:

(1) either

(A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B) all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuer has paid all other sums payable under this Indenture by the Issuer, and

(3) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

In the case of clause (B) of this Section 8.01, and subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer’s obligations under the Notes and this Indenture except for those surviving obligations specified above.

SECTION 8.02 Legal Defeasance and Covenant Defeasance.

(a) The Issuer may, at its option and at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

(b) Upon the Issuer’s exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(b), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

(ii) the Issuer’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and Section 4.02 hereof;

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(iv) the provisions of this Article Eight applicable to Legal Defeasance.

Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c).

(c) Upon the Issuer’s exercise under Section 8.02(a) hereof of the option applicable to this Section 8.02(c), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.03, be released from its respective obligations under the covenants contained in Sections 4.03 (other than with respect to the legal existence of the Issuer), 4.04, 4.07 through 4.11 and clause (3) of Section 5.01(a) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 8.03, clauses (3), (4) and (5) of Section 6.01 shall not constitute Events of Default.

SECTION 8.03 Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

(1) the Issuer shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and accrued interest and premium, if any, on the Notes on the stated date for payment or on the Redemption Date of the Notes;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States of America confirming that:

(a)	the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)	since the date of this Indenture, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that the Holders and beneficial owners will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, which Opinion of Counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the Indenture, and

(c)	an Opinion of Counsel to the effect that the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940 and, after the passage of 91 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that the Holders and beneficial owners will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens on the deposited funds in connection therewith) or insofar as Events of Default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 91st day after the date of such deposit;

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which the

Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default relating to any indebtedness being defeased from any borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to such indebtedness, and the granting of liens on the deposited funds in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by them with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (1) through (6), as applicable, and, in the case of the Opinion of Counsel, clauses (2), if applicable, and/or (3) and (5) of this Section 8.03 have been complied with.

In the case of Legal Defeasance, the Issuer will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 91st day after it has made the deposit referred to above, and the provisions of this Indenture will cease to be applicable with respect to the Notes (except for, among other matters, certain obligations to register the transfer of or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold funds for payment in trust) if the above conditions are fulfilled.

SECTION 8.04 Application of Trust Money. Subject to Section 8.05, the Trustee or Paying Agent shall hold in trust all U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and the interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations, except as it may agree with the Issuer.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer’s request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05 Repayment to the Issuer. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years (or as otherwise provided under the governing law hereunder). After payment to the Issuer, Holders entitled to such money shall look to the Issuer for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture, and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; provided that if the Issuer has made any payment of interest on, or principal of, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

Amendments, Supplements and Waivers

SECTION 9.01 Without Consent of Holders.

(a) The Issuer and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a successor corporation of the obligations of the Issuer under this Indenture;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) to add guarantees with respect to the Notes or to secure the Notes;

(5) to add to the covenants of the Issuer or a Subsidiary for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or a Subsidiary;

(6) to make any change that does not adversely affect the rights of any Holder, as evidenced by an Officer’s Certificate delivered to the Trustee (upon which it may fully rely);

(7) to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(9) to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Prospectus; to the extent that such provision in the “Description of notes” section of the Prospectus was intended to be a substantially verbatim recitation of a provision of this Indenture or the Notes, as evidenced by an Officer’s Certificate delivered to the Trustee (upon which it may fully rely);

(10) evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(11) provide for a reduction in the minimum denominations of the Notes;

(12) comply with the rules of any applicable securities depositary; or

(13) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture.

SECTION 9.02 With Consent of Holders.

(a) Subject to Section 6.07, the Issuer and the Trustee, together, with the consent of the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may amend or supplement this Indenture or the Notes, without notice to any other Holders. Subject to Section 6.07, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture or the Notes without notice to any other Holders.

(b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, no amendment or waiver may:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2) reduce the principal amount of, or premium, if any, or interest on, any Note;

(3) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

(4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

(5) reduce the above-stated percentages of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

(6) waive a default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of the declaration of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration, so long as all other existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived);

(7) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with Sections 6.02 and 6.04; or

(8) modify or change any provisions of this Indenture affecting the ranking of the Notes as to right of payment thereof in any manner adverse to the Holders of the Notes.

(c) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d) A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with an exchange (in the case of an exchange offer) or a tender (in the case of a tender offer) of such Holder’s Notes shall not be rendered invalid by such tender or exchange.

(e) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to give such notice to all Holders, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03 Compliance with the Trust Indenture Act. Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

SECTION 9.04 Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and interest on, a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuer’s expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06 Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture, all conditions precedent thereto have been compiled with and constitutes legal, valid and binding obligations of the Issuer enforceable in accordance with its terms, subject to customary exceptions. Such Opinion of Counsel shall be at the expense of the Issuer.

ARTICLE TEN

Miscellaneous

SECTION 10.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the Trust Indenture Act, such required or deemed provision shall control.

SECTION 10.02 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopy or email or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Issuer:

Sotherly Hotels LP

c/o Sotherly Hotels Inc.

410 W. Francis Street

Williamsburg, Virginia 23185

Facsimile: (757) 564-8801

Attention: David R. Folsom, President and Chief Operating Officer

E-mail: davefolsom@sotherlyhotels.com

with copies (which will not constitute notice) to:

Baker & McKenzie LLP

815 Pennsylvania Avenue, N.W.

Washington, DC 20006

Facsimile: (202) 452-7074

Attention: Thomas J. Egan, Jr.

E-mail: thomas.egan@bakermckenzie.com

Bass, Berry & Sims PLC

1201 Pennsylvania Avenue, Suite 300

Washington, DC 20004

Facsimile: (202) 403-3658

Attention: Justin R. Salon

E-mail: jsalon@bassberry.com

if to the Trustee:

Wilmington Trust, National Association

Rodney Square North

1100 N. Market Street

Wilmington, DE 19890

Telephone: (302) 636-6432

Facsimile: (302) 636-4145

Attention: W. Thomas Morris II

Email: tmorris@wilmingtontrust.com

Each of the Issuer and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when replied to; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 10.03 Communications by Holders with Other Holders. Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).

SECTION 10.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(1) an Officer’s Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.05, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 10.06 Rules by Paying Agent or Registrar. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for their functions.

SECTION 10.07 Legal Holidays. If a Payment Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Record Date is not a Business Day, the Record Date shall be unaffected.

SECTION 10.08 Governing Law; Waiver of Jury Trial. This Indenture, the Notes will be governed by and construed in accordance with the laws of the State of New York. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 10.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10 No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture, or in any of the Notes or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 10.11 Successors. All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 10.12 Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, .pdf transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

SECTION 10.13 Severability. To the extent permitted by applicable law, in case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 10.14 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 10.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions or utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[signature pages follow]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

SOTHERLY HOTELS LP, as Issuer,

By:	Sotherly Hotels Inc., its general partner

By:	/s/ David R. Folsom
	Name:	David R. Folsom
	Title:	Chief Operating Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee,

By:	/s/ W. Thomas Morris, II
	Name:	W. Thomas Morris, II
	Title:	Vice President

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

SOTHERLY HOTELS LP

8.00% Senior Unsecured Notes due 2018

CUSIP No. 83600E 208

ISIN US83600E2081

No. [ ]	$[ ]

SOTHERLY HOTELS LP, a Delaware limited partnership (the “Issuer”), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of [            ] DOLLARS [or such other amount as is provided in a schedule attached hereto]* on September 30, 2018.

Interest Payment Dates: December 30, March 30, June 30 and September 30, commencing December 30, 2013.

Record Dates: December 15, March 15, June 15 and September 15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

SOTHERLY HOTELS LP, as Issuer,

By:	Sotherly Hotels Inc., its general partner

By:
Name:
Title:

*	This language should be included only if the Note is issued in global form.

[FORM OF] TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 8.00% Senior Unsecured Notes due 2018 described in the within-mentioned Indenture.

Dated: September 30, 2013

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee,

By:
Authorized Signatory

(Reverse of Note)

8.00% Senior Unsecured Notes due 2018

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1. Interest. Sotherly Hotels LP, a Delaware limited partnership (the “Issuer”), promise to pay interest on the principal amount of this Note at 8.00% per annum from September 30, 2013, until maturity. The Issuer will pay interest quarterly on December 30, March 30, June 30 and September 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing December 30, 2013. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 30, 2013. The Issuer shall pay interest on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2. Method of Payment. The Issuer will pay interest on the Notes to the Persons who are registered Holders at the close of business on the December 15, March 15, June 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $25 and integral multiples of $25 in excess thereof. The Issuer shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose except that, at the option of the Issuer, the payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders of Notes. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose.

SECTION 3. Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. Except as provided in the Indenture, the Issuer or any of its Subsidiaries may act in any such capacity.

SECTION 4. Indenture. The Issuer issued the Notes under an Indenture dated as of September 30, 2013 (“Indenture”) by and between the Issuer and the Trustee. Subject to the terms of the Indenture, the Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5. Optional Redemption. At any time on or after September 30, 2016, the Issuer will be entitled at its option to redeem all or any portion of the Notes at a redemption price equal to 101% of the principal amount of such Notes plus any accrued and unpaid interest to, but not including, the Redemption Date (subject to the right of each Holder on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

SECTION 6. Notice of Redemption. Subject to Section 3.03 of the Indenture, notice of any optional redemption of any Notes will be delivered to holders (with a copy to the Trustee) at their addresses, as shown in the Notes register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the Notes held by the holder to be redeemed. No Notes of $25 or less shall be redeemed in part. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption subject to Section 3.04 of the Indenture.

SECTION 7. Mandatory Redemption or Sinking Fund Payment. Except as set forth in Section 9 herein, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 8. Repurchase at Option of Holder. Upon the occurrence of a Change of Control Repurchase Event, and subject to certain conditions set forth in the Indenture, the Issuer will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 102% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

SECTION 9. Denominations, Transfer Exchange. The Notes are in registered form without coupons in denominations of $25 and integral multiples of $25 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer and the Registrar are not required to transfer or exchange any Note selected for redemption. Also, the Issuer and the Registrar are not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

SECTION 10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes as provided in the Indenture.

SECTION 12. Defaults and Remedies. If an Event of Default occurs and is continuing (other than as specified in clauses (8) and (9) of Section 6.01 that occurs with respect to the Issuer), the Trustee or the Holders of not less than 25% in principal amount of the then outstanding Notes may declare the principal of, premium, if any, and accrued interest on the Notes to be due and payable immediately in accordance with the provisions of Section 6.02. Notwithstanding the foregoing, in the case of an Event of Default arising from clause (8) or (9) of Section 6.01, with respect to the Issuer, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default if it determines that withholding notice is in their interest in accordance with Section 7.05. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a Default in the payment of principal of, or interest on, any Note as specified in Section 6.01(1) and (2).

SECTION 13. Restrictive Covenants. The Indenture contains certain covenants as set forth in Article Four of the Indenture.

SECTION 14. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture, or in any of the Notes or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 17. CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 18. Registered Form. The Notes are in registered form within meaning of Treasury Regulations Section 1.871-14(c)(1)(i) for U.S. federal income and withholding tax purposes.

SECTION 19. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.

ASSIGNMENT FORM

I or we assign and transfer this Note to

Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint              agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

This undersigned Holder elects to have this Note purchased by the Issuer pursuant to Section 4.06 of the Indenture:

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 of the Indenture, state the amount (in denominations of $25 and integral multiples of $25 in excess thereof): $

Dated:	Signed:

(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTESa

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of The Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee of Note custodian

[a]	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF LEGEND

Each Global Note authenticated and delivered hereunder shall bear the following legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.14 OF THE INDENTURE.

THIS NOTE IS IN REGISTERED FORM WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.871-14(c)(1)(i) FOR U.S. FEDERAL INCOME AND WITHHOLDING TAX PURPOSES.

B-1